Exhibit 35 a)
[OCWEN logo}

ANNUAL SERVICER COMPLIANCE STATEMENT PURSUANT TO ITEM 1123 OF
REGULATION AB

March 8, 2007

RE: CS HEMT 2006-3

For the fiscal year ended December 31, 2006 (the "Reporting Period"), Ocwen Loan
Servicing, LLC ("OLS") furnishes this annual servicer compliance statement pursuant to
Item 1123 of Regulation AB, indicating its compliance with the servicing standards of the
Securities & Exchange Commission as set forth in Regulation AB, 17 CFR 229.1100, et seq., ("Regulation AB"). In this regard, I make the following representations, which are true to the best of my knowledge and belief in all material respects.

1. A review of the servicing activities of OLS during the Reporting Period, and of its performance under the Pooling and Servicing Agreement dated as of June 1, 2006 (the
"Agreement") has been performed under my supervision.

2. To the best of my knowledge, based on this review, OLS has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

By: /s/ Ronald M. Faris
Name: Ronald M. Faris
Title: President

Ocwen Loan Servicing LLC
1661 Worthington Road Suite 100
Centrepark West
West Palm Beach, FL 33409

Exhibit 35 b)

Agreement: Credit Suisse First Boston Mortgage Securities Corp., Depositor,
DLJ Mortgage Capital, Inc., Seller, Wilshire Credit Corporation,
Servicer, Ocwen Loan Servicing, LLC, Servicer, Select Portfolio
Servicing, Inc., Servicer and Special Servicer and U.S. Bank
National Association, Trustee - Pooling and Servicing Agreement -
Home Equity Mortgage Trust Series 2006-3

Dated:
June 1, 2006

ANNUAL STATEMENT AS TO COMPLIANCE

In accordance with the applicable section in each of the Pooling and Servicing
Agreements specified:
i.
a review of the activities of the Servicer and Special Servicer during the year ended December 31, 2006 and of performance under this
Agreement has been made under such officers' supervision; and
ii.
to the best of such officers' knowledge, based on such review, the Servicer and the Special Servicer have fulfilled all of their obligations and no default has occurred under this Agreement throughout such year.

By:
Select Portfolio Servicing, Inc.
As Servicer and Special Servicer

/s/ Matthew L. Hollingsworth
Matthew L. Hollingsworth
Chief Executive Officer
March 16, 2007

Exhibit 35 c)
(Wilshire logo)

P.O. Box 30040; Los Angeles, CA 90030-0040
or P.O. Box 650314; Dallas, TX 75265-0314
Correspondence
P.O. Box 8517; Portland, OR 97207-8517
Phone
(503) 952-7947
(888) 502-0100
Fax
(503) 952-7476
Web Site
www.wfsg.com

OFFICER'S CERTIFICATE
ANNUAL STATEMENT OF COMPLIANCE

March 29, 2007

Credit Suisse
11 Madison Avenue
4th floor
New York, NY 10010
Attn: Adam Loskove
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, MN 55107-2292
Attn: Diane Reynolds

Re:
Pooling and Servicing Agreement (the "Agreement") dated as of June 1, 2006 among Credit
Suisse First Boston Mortgage Securities Corp, as Depositor, DLJ Mortgage Capital, Inc., as
Seller, Wilshire Credit Corporation, as Servicer, Ocwen Loan Servicing, LLC, as Servicer,
Select Portfolio Servicing, Inc., as Special Servicer and U.S. Bank National Association, as
Trustee, relating to Home Equity Mortgage Trust Series 2006-3, Home Equity Mortgage Pass-
Through Certificates, Series 2006-3 (CSFB HEMT 2006-3), Pool 653
I, Ken Frye, Senior Vice President, Loan Servicing of Wilshire Credit Corporation (the
"Servicer"), hereby certify that:
i.
A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servic er under this Agreement has been made under my supervision, and
ii.
To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or if there has been a failure to fulfill any such obligation in any material respect, it has been disclosed in writing on or prior to the date of this certification either in the accountants' report required under the related Agreement or in a disclosure, a copy of which is attached hereto.
Wilshire Credit Corporation,
as Servicer
By: /s/ Ken Frye
Name: Ken Frye
Title: Senior Vice President Loan Servicing